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                                                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Bell Atlantic Corporation on Form S-3 (File No. 33-30642), Form S-3
(File No. 33-8451), Form S-8 (File No. 33-10377), Form S-8 (File No. 33-10378),
Form S-8 (File No. 33-58681), Form S-8 (File No. 33-58683), Form S-8 (File No. 333-00409), Form S-3 (File No. 33-36551), Form S-3 (File No. 33-49085), Form S-3
(File No. 33-62393), Form S-4 (File No. 333-11573), and Form S-8 filed on August 15, 1997, of our report dated February 7, 1997, which includes an explanatory paragraph stating that NYNEX Corporation and its subsidiaries (the "Company") changed its method of recognizing directory publishing revenues and production expenses in 1996 and discontinued accounting for the operations of its telephone subsidiaries in accordance with Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation," in the second quarter of 1995, on our audits of the consolidated financial statements and consolidated financial statement schedule of the Company as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is included in the Annual Report on Form 10-K of the Company for the year ended December 31, 1996, which is incorporated by reference in this Report on Form 8-K.



/s/ Coopers & Lybrand L.L.P.


1301 Avenue of the Americas
New York, New York
August 15, 1997